UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  October 8, 2013

SOCIAL REALITY, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-54996	42-2925231
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

456 Seaton Street, Los Angeles, CA  90013

(Address of principal executive offices)(Zip Code)

Registrant's telephone number, including area code:  (323) 601-1145 not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02

Unregistered Sales of Equity Securities.

Between October 8, 2013 and October 11, 2103 Social Reality, Inc. sold an aggregate of 2,636,000 units of its securities to 11 accredited investors in a private placement exempt from registration under the Securities Act of 1933, as amended, in reliance on exemptions provided by Section 4(a)(2) and Rule 506(b) of Regulation D. The units were sold at a purchase price of $0.50 per unit resulting in gross proceeds to us of $1,318,000. Each unit consisted of one share of our Class A common stock and one three year Class A Common Stock Purchase Warrant to purchase 0.5 shares of our Class A common stock, resulting the issuance of 2,636,000 shares of our Class A common stock and Class A Common Stock Purchase Warrants to purchase an additional 1,318,000 shares of our Class A common stock. T.R. Winston & Company, LLC, a broker-dealer and member of FINRA, acted as placement agent for us in this offering. We paid the placement agent and a selling agent commissions and a non-accountable expense allowance totaling $158,160 and agreed to issue it three year warrants to purchase 263,600 of our Class A common stock at an exercise price of $1.00 per share. We are using the net proceeds to satisfy our revolving note due TCA Global Credit Master Fund, LP and for general working capital.

If we fail to timely file the registration statement described below, if the registration statement is not declared effective by the SEC within 90 days of its filing date, or at any time thereafter during the exercise period of the warrants there is not an effective registration statement, then the warrants may also be exercised on a cashless basis. We also have the right to call the warrants under certain circumstances.

The purchase price of the units and the exercise price of the warrants are subject to a full ratchet anti-dilution adjustment in the event that we issue additional equity or equity-linked securities at a purchase price that is less than the applicable purchase price per unit or the exercise price of the warrant for a period of one year from the final closing of this offering, subject to certain exclusions. We agreed to file a registration statement with the SEC within 60 days after the final closing of this offering registering for resale all of the shares of our Class A common stock issuable upon the exercise of the warrants included in the units sold in this offering. We are subject to payment to the purchasers of the units registration rights penalties if we do not timely file this registration statement or if the registration statement is not declared effective by the SEC within 90 days of its filing date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOCIAL REALITY, INC.

Date: October 15, 2013	By:	/s/ Chris Miglino
Chris Miglino, Chief Executive Officer

3